CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces Second Quarter 2022 Net Income

Indiana, Pa. - July 21, 2022 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio and Upstate New York, announced net income of $28.9 million, or $0.74 per diluted share, for the second quarter of 2022 compared to net income of $29.1 million, or $0.74 per diluted share, for the first quarter of 2022 and net income of $28.4 million, or $0.72 per diluted share, for the second quarter of 2021.

Second Quarter of 2022 Highlights:

•Return on average assets (ROA) of 1.25%, return on average equity (ROE) of 9.83% and return on average tangible equity (ROTE) (non-GAAP) of 14.63%.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) of 1.71%.
•Net interest income increased $7.5 million, or 11%, and NIM (FTE) (Non-GAAP) increased 40 basis points compared to the first quarter of 2022.
•Strong consumer loan growth of $111.7 million, or 27.5% annualized, compared to March 31, 2022.
•Nonperforming assets decreased $20.7 million, or 34.8%, compared to March 31, 2022.
•S&T’s Board of Directors approved a $0.30 per share dividend compared to $0.28 per share in the same period last year.

"Our performance was strong this quarter with significant growth in net interest income and net interest margin. We also saw significant improvement in our nonperforming assets with a decline of nearly 35% from the first quarter and a 66% decline from a year ago," said Chris McComish, chief executive officer. "We are extremely proud to be recently named by Forbes as a Best-In-State Bank especially on the heels of our recognition by J.D. Power as the highest in overall customer satisfaction with retail banking in the Pennsylvania region. Both awards are an honor and a true reflection of our dedicated employees and the trust our customers have placed in us to help meet their financial needs."

Net Interest Income

Net interest income increased $7.5 million, or 11%, to $75.2 million for the second quarter of 2022 compared to $67.7 million for the first quarter of 2022. The increase in net interest income was primarily due to higher interest rates in the second quarter. The yield on total average loans increased 34 basis points compared to the first quarter of 2022 while the cost of total interest-bearing deposits remained unchanged at 0.14%. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) increased 40 basis points to 3.56% compared to 3.16% in the prior quarter.
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S&T Earnings Release -2

Asset Quality

Total nonperforming assets decreased $20.7 million, or 34.8%, to $38.8 million at June 30, 2022. The decrease primarily related to the resolution of a $9.9 million commercial and industrial, or C&I, relationship and additional loan pay-offs. Significant progress has been made in reducing nonperforming assets over the past year with a reduction of $74.9 million, or 65.9%, since June 30, 2021. Nonperforming assets to total loans plus other real estate owned, or OREO, decreased 30 basis points to 0.55% at June 30, 2022 compared to 0.85% at
March 31, 2022 and 1.62% at June 30, 2021. Net loan charge-offs were $3.0 million for the second quarter of 2022 compared to net loan recoveries of $2.0 million in the first quarter of 2022. Gross loan charge-offs of $7.7 million were offset by recoveries of $4.7 million during the second quarter of 2022. The C&I relationship previously mentioned resulted in a $5.5 million charge-off which was offset by a $3.9 million C&I recovery from a relationship that was charged off in 2019. The provision for credit losses was $3.2 million for the second quarter of 2022 compared to negative $0.5 million in the first quarter of 2022. The negative provision in the first quarter of 2022 was mainly due to the net recovery of $2.0 million. The allowance for credit losses was 1.39% of total portfolio loans as of June 30, 2022 compared to 1.43% at March 31, 2022.

Noninterest Income and Expense

Noninterest income decreased $2.6 million to $12.6 million in the second quarter of 2022 compared to $15.2 million in the first quarter of 2022. Other income decreased $1.9 million primarily related to the decline in the fair value of the assets in a nonqualified benefit plan and a $0.5 million gain on sale of OREO in the first quarter of 2022. Mortgage banking income decreased $0.5 million due to a shift in the volume of loans sold to loans held in the portfolio. Noninterest expense increased $1.0 million to $48.4 million for the second quarter of 2022 compared to $47.4 million in the first quarter of 2022 mainly due to an increase of $1.1 million in salaries and employee benefits related to higher incentives and medical expense offset by a decline in the fair value of the liability in a nonqualified benefit plan. Professional services and legal increased $0.4 million related to various consulting engagements during the second quarter of 2022.

Financial Condition

Total assets were $9.1 billion at June 30, 2022 compared to $9.4 billion at March 31, 2022. The decrease in total assets related to a $479.1 million decline in cash balances which was mainly due to a decrease in total deposits and an increase in loans. Total portfolio loans excluding, Paycheck Protection Program, or PPP, increased by $107.2 million, or 6.2% annualized, compared to March 31, 2022. The consumer loan portfolio grew $111.7 million, or 27.5% annualized, with strong growth in both residential mortgages and home equity compared to
March 31, 2022. Noninterest-bearing demand deposits were stable at $2.7 billion compared to March 31, 2022. Interest-bearing deposits declined $344.7 million compared to March 31, 2022. The decline in interest-bearing deposits was concentrated in higher balance, rate sensitive customer accounts.

During the second quarter of 2022, 151,220 common shares were repurchased at a total cost of $4.2 million, or an average of $27.46 per share. S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

S&T's Board of Directors approved a $0.30 per share cash dividend on July 18, 2022. This dividend compares to a $0.28 per share dividend declared in the same period in the prior year. The dividend is payable August 18, 2022 to shareholders of record on August 4, 2022.

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S&T Earnings Release -3

Conference Call

S&T will host its second quarter 2022 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, July 21, 2022. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “2nd Quarter 2022 Earnings Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until July 28, 2022, by dialing 1.877.481.4010; the Conference ID is 45770.

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $9.1 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio and Upstate New York. S&T Bank was recently named by Forbes as a 2022 Best-in-State Bank. S&T Bank also received the highest ranking in customer satisfaction for retail banking in the Pennsylvania region by J.D. Power*. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.

*S&T Bank received the highest score in Pennsylvania in the J.D. Power 2022 U.S. Retail Banking Satisfaction Study of customers’ satisfaction with their primary bank. Visit jdpower.com/awards for more details.

This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; our ability to successfully manage our CEO transition; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally,
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S&T Earnings Release -4

including the ultimate impact of the pandemic on the economy generally and on our operations; our participation in the Paycheck Protection Program; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.

Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2021, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	5

	2022	2022	2021
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$71,018	$64,593	$66,942
Investment Securities:
Taxable	5,995	4,936	3,793
Tax-exempt	484	482	690
Dividends	102	98	152
Total Interest and Dividend Income	77,599	70,109	71,577

INTEREST EXPENSE
Deposits	1,790	1,853	2,652
Borrowings and junior subordinated debt securities	615	523	621
Total Interest Expense	2,405	2,376	3,273

NET INTEREST INCOME	75,194	67,733	68,304
Provision for credit losses	3,204	(512)	2,561
Net Interest Income After Provision for Credit Losses	71,990	68,245	65,743

NONINTEREST INCOME
Net gain on sale of securities	—	—	29
Debit and credit card	4,756	5,063	4,744
Service charges on deposit accounts	4,181	3,974	3,642
Wealth management	3,247	3,242	3,167
Mortgage banking	466	1,015	1,734
Other	(20)	1,932	2,108
Total Noninterest Income	12,630	15,226	15,424

NONINTEREST EXPENSE
Salaries and employee benefits	24,811	23,712	24,515
Data processing and information technology	4,104	4,435	3,787
Occupancy	3,634	3,882	3,434
Furniture, equipment and software	2,939	2,777	2,402
Professional services and legal	2,380	1,949	1,637
Other taxes	1,682	1,537	1,832
Marketing	1,524	1,361	996
FDIC insurance	882	937	924
Other	6,468	6,824	6,302
Total Noninterest Expense	48,424	47,414	45,829
Income Before Taxes	36,196	36,057	35,338
Income tax expense	7,338	6,914	6,971
Net Income	$28,858	$29,143	$28,367

Per Share Data
Shares outstanding at end of period	39,148,999	39,351,688	39,345,719
Average shares outstanding - diluted	39,099,631	39,089,933	39,048,971
Diluted earnings per share	$0.74	$0.74	$0.72
Dividends declared per share	$0.30	$0.29	$0.28
Dividend yield (annualized)	4.37%	3.92%	3.58%
Dividends paid to net income	40.86%	39.06%	38.74%
Book value	$30.10	$30.11	$30.21
Tangible book value (1)	$20.44	$20.49	$20.57
Market value	$27.43	$29.58	$31.30

Profitability Ratios (Annualized)
Return on average assets	1.25%	1.25%	1.21%
Return on average shareholders' equity	9.83%	9.88%	9.65%
Return on average tangible shareholders' equity(2)	14.63%	14.61%	14.41%
Pre-provision net revenue/ average assets(3)	1.71%	1.52%	1.61%
Efficiency ratio (FTE)(4)	54.82%	56.82%	54.37%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	6

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2022	2021
INTEREST AND DIVIDEND INCOME
Loans, including fees	$135,611	$137,174
Investment Securities:
Taxable	10,931	7,356
Tax-exempt	966	1,503
Dividends	200	325
Total Interest and Dividend Income	147,708	146,358

INTEREST EXPENSE
Deposits	3,643	6,133
Borrowings and junior subordinated debt securities	1,138	1,263
Total Interest Expense	4,781	7,396

NET INTEREST INCOME	142,927	138,962
Provision for credit losses	2,692	5,699
Net Interest Income After Provision for Credit Losses	140,235	133,263

NONINTEREST INCOME
Net gain on sale of securities	—	29
Debit and credit card	9,819	8,906
Service charges on deposit accounts	8,155	7,116
Wealth management	6,489	6,111
Mortgage banking	1,481	6,044
Other	1,912	4,541
Total Noninterest Income	27,856	32,747

NONINTEREST EXPENSE
Salaries and employee benefits	48,523	47,842
Data processing and information technology	8,539	8,012
Occupancy	7,516	7,261
Furniture, equipment and software	5,716	5,042
Professional services and legal	4,329	3,168
Other taxes	3,219	3,268
Marketing	2,885	2,318
FDIC insurance	1,819	1,970
Other	13,292	12,614
Total Noninterest Expense	95,838	91,495

Income Before Taxes	72,253	74,515
Income tax expense	14,252	14,247

Net Income	$58,001	$60,268

Per Share Data
Average shares outstanding - diluted	39,095,716	39,039,007
Diluted earnings per share	$1.48	$1.54
Dividends declared per share	$0.59	$0.56
Dividends paid to net income	39.96%	36.44%

Profitability Ratios (annualized)
Return on average assets	1.25%	1.31%
Return on average shareholders' equity	9.85%	10.39%
Return on average tangible shareholders' equity(5)	14.62%	15.57%
Pre-provision net revenue / average assets(6)	1.62%	1.75%
Efficiency ratio (FTE)(7)	55.79%	52.89%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	2022	2022	2021
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$344,694	$823,757	$985,278
Securities, at fair value	1,068,576	1,028,218	840,375
Loans held for sale	1,311	1,346	7,648
Commercial loans:
Commercial real estate	3,191,669	3,257,955	3,246,533
Commercial and industrial	1,695,031	1,675,316	1,774,358
Commercial construction	410,425	398,592	478,153
Total Commercial Loans	5,297,125	5,331,863	5,499,044
Consumer loans:
Residential mortgage	975,109	912,531	859,329
Home equity	611,893	581,821	547,658
Installment and other consumer	119,938	112,297	88,210
Consumer construction	36,829	25,399	13,110
Total Consumer Loans	1,743,769	1,632,048	1,508,307
Total Portfolio Loans	7,040,894	6,963,911	7,007,351
Allowance for credit losses	(98,095)	(99,915)	(109,636)
Total Portfolio Loans, Net	6,942,799	6,863,996	6,897,715
Federal Home Loan Bank and other restricted stock, at cost	7,949	9,349	10,106
Goodwill	373,424	373,424	373,424
Other assets	365,061	332,191	381,286
Total Assets	$9,103,814	$9,432,281	$9,495,832

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,736,849	$2,740,315	$2,668,833
Interest-bearing demand	880,432	1,070,656	979,300
Money market	1,888,506	1,992,916	2,047,254
Savings	1,125,344	1,117,985	1,050,256
Certificates of deposit	981,116	1,038,586	1,269,621
Total Deposits	7,612,247	7,960,458	8,015,264

Borrowings:
Securities sold under repurchase agreements	39,259	70,112	68,587
Long-term borrowings	21,988	22,171	22,969
Junior subordinated debt securities	54,423	54,408	64,113
Total Borrowings	115,670	146,691	155,669
Other liabilities	197,539	140,182	136,166
Total Liabilities	7,925,456	8,247,331	8,307,099

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,178,358	1,184,950	1,188,733
Total Liabilities and Shareholders' Equity	$9,103,814	$9,432,281	$9,495,832

Capitalization Ratios
Shareholders' equity / assets	12.94%	12.56%	12.52%
Tangible common equity / tangible assets(9)	9.17%	8.91%	8.88%
Tier 1 leverage ratio	10.25%	9.85%	9.52%
Common equity tier 1 capital	12.34%	12.26%	11.98%
Risk-based capital - tier 1	12.74%	12.67%	12.40%
Risk-based capital - total	14.23%	14.18%	14.00%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	2022		2022		2021
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$528,413	0.78%	$756,141	0.16%	$785,465	0.09%
Securities, at fair value	1,024,106	2.19%	1,002,212	2.10%	826,861	2.19%
Loans held for sale	1,406	3.95%	1,545	3.51%	4,353	3.01%
Commercial real estate	3,197,406	4.14%	3,257,238	3.65%	3,251,894	3.69%
Commercial and industrial	1,685,728	4.31%	1,712,865	3.98%	1,890,538	3.90%
Commercial construction	404,856	3.78%	409,264	3.30%	462,928	3.34%
Total Commercial Loans	5,287,990	4.16%	5,379,367	3.73%	5,605,359	3.73%
Residential mortgage	939,756	3.98%	896,268	4.02%	863,254	4.17%
Home equity	594,529	3.56%	570,781	3.43%	535,933	3.50%
Installment and other consumer	119,041	5.36%	109,972	5.44%	84,259	6.05%
Consumer construction	31,204	3.36%	21,833	3.37%	13,264	6.39%
Total Consumer Loans	1,684,530	3.92%	1,598,854	3.90%	1,496,710	4.06%
Total Portfolio Loans	6,972,520	4.11%	6,978,221	3.77%	7,102,069	3.80%
Total Loans	6,973,926	4.11%	6,979,765	3.77%	7,106,422	3.80%
Federal Home Loan Bank and other restricted stock	8,939	3.69%	9,280	3.40%	10,529	4.51%
Total Interest-earning Assets	8,535,384	3.67%	8,747,398	3.27%	8,729,277	3.31%
Noninterest-earning assets	690,207		709,246		704,635
Total Assets	$9,225,591		$9,456,644		$9,433,911

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$979,514	0.07%	$986,639	0.08%	$998,134	0.09%
Money market	1,930,852	0.15%	2,055,857	0.15%	2,037,976	0.18%
Savings	1,118,346	0.05%	1,109,048	0.03%	1,044,899	0.03%
Certificates of deposit	1,001,775	0.31%	1,070,189	0.32%	1,291,194	0.45%
Total Interest-bearing Deposits	5,030,487	0.14%	5,221,733	0.14%	5,372,203	0.20%
Securities sold under repurchase agreements	50,037	0.10%	81,790	0.10%	67,838	0.10%
Long-term borrowings	22,072	2.01%	22,310	1.95%	23,113	2.01%
Junior subordinated debt securities	54,413	3.62%	54,398	2.95%	64,103	3.06%
Total Borrowings	126,522	1.95%	158,498	1.34%	155,054	1.61%
Total Interest-bearing Liabilities	5,157,009	0.19%	5,380,231	0.18%	5,527,256	0.24%
Noninterest-bearing liabilities	2,891,032		2,879,718		2,727,653
Shareholders' equity	1,177,550		1,196,694		1,179,002
Total Liabilities and Shareholders' Equity	$9,225,591		$9,456,644		$9,433,911

Net Interest Margin(10)		3.56%		3.16%		3.16%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9

	Six Months Ended June 30,
(dollars in thousands)	2022		2021
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$641,648	0.42%	$545,177	0.09%
Securities, at fair value	1,013,219	2.14%	804,613	2.26%
Loans held for sale	1,475	3.72%	5,351	2.90%
Commercial real estate	3,227,156	3.89%	3,252,763	3.72%
Commercial and industrial	1,699,222	4.15%	1,923,813	4.10%
Commercial construction	407,048	3.54%	474,037	3.36%
Total Commercial Loans	5,333,426	3.95%	5,650,613	3.82%
Residential mortgage	918,132	4.00%	880,246	4.20%
Home equity	582,721	3.50%	534,329	3.58%
Installment and other consumer	114,531	5.40%	82,095	6.19%
Consumer construction	26,544	3.36%	14,578	5.52%
Total Consumer Loans	1,641,928	3.91%	1,511,249	4.10%
Total Portfolio Loans	6,975,354	3.94%	7,161,862	3.88%
Total Loans	6,976,829	3.94%	7,167,213	3.88%
Federal Home Loan Bank and other restricted stock	9,108	3.54%	10,884	4.73%
Total Interest-earning Assets	8,640,804	3.47%	8,527,887	3.49%
Noninterest-earning assets	699,097		730,117
Total Assets	$9,339,901		$9,258,003

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$983,057	0.07%	$947,295	0.10%
Money market	1,993,009	0.15%	2,003,569	0.18%
Savings	1,113,723	0.04%	1,020,201	0.04%
Certificates of deposit	1,035,793	0.32%	1,317,751	0.55%
Total Interest-bearing deposits	5,125,582	0.14%	5,288,816	0.23%
Securities sold under repurchase agreements	65,826	0.10%	66,254	0.13%
Short-term borrowings	—	—%	12,707	0.19%
Long-term borrowings	22,190	1.98%	23,291	2.01%
Junior subordinated debt securities	54,406	3.29%	64,095	3.07%
Total Borrowings	142,422	1.61%	166,348	1.53%
Total Interest-bearing Liabilities	5,268,004	0.18%	5,455,164	0.27%
Noninterest-bearing liabilities	2,884,828		2,633,219
Shareholders' equity	1,187,069		1,169,620
Total Liabilities and Shareholders' Equity	$9,339,901		$9,258,003

Net Interest Margin(8)		3.35%		3.31%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10

	2022		2022		2021
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$15,783	0.49%	$26,699	0.82%	$82,050	2.53%
Commercial and industrial	4,454	0.26%	14,673	0.90%	16,997	0.96%
Commercial construction	864	0.21%	864	0.22%	384	0.08%
Total Nonperforming Commercial Loans	21,101	0.40%	42,236	0.79%	99,431	1.81%
Consumer loans:
Residential mortgage	8,137	0.83%	7,450	0.82%	9,917	1.15%
Home equity	2,281	0.37%	2,713	0.47%	3,150	0.58%
Installment and other consumer	256	0.21%	125	0.11%	121	0.14%
Total Nonperforming Consumer Loans	10,674	0.61%	10,287	0.63%	13,188	0.87%
Total Nonperforming Loans	$31,775	0.45%	$52,524	0.75%	$112,619	1.61%

	2022	2022	2021
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$7,678	$982	$8,737
Recoveries	(4,666)	(3,019)	(1,264)
Net Loan Charge-offs (Recoveries)	$3,012	($2,037)	$7,473

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	($125)	$178	$6,595
Commercial and industrial	2,712	(2,507)	795
Commercial construction	—	(1)	(2)
Total Commercial Loan Charge-offs (Recoveries)	2,587	(2,330)	7,388
Consumer loans:
Residential mortgage	13	81	(57)
Home equity	6	(20)	10
Installment and other consumer	406	232	132
Total Consumer Loan Charge-offs	425	293	85
Total Net Loan Charge-offs (Recoveries)	$3,012	($2,037)	$7,473

	Six Months Ended June 30,
(dollars in thousands)	2022	2021
Loan Charge-offs (Recoveries)
Charge-offs	$8,661	$15,270
Recoveries	(7,685)	(1,985)
Net Loan Charge-offs	$976	$13,285

Net Loan Charge-offs
Commercial loans:
Commercial real estate	52	7,293
Commercial and industrial	205	5,708
Commercial construction	(1)	(3)
Total Commercial Loan Charge-offs	256	12,998
Consumer loans:
Residential mortgage	94	15
Home equity	(14)	242
Installment and other consumer	640	30
Total Consumer Loan Charge-offs	720	287
Total Net Loan Charge-offs	$976	$13,285

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	11

	2022	2022	2021
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$31,775	$52,524	$112,619
OREO	7,046	7,028	1,145
Total nonperforming assets	38,821	59,552	113,764
Troubled debt restructurings (nonaccruing)	4,010	15,389	20,650
Troubled debt restructurings (accruing)	9,338	10,739	14,321
Total troubled debt restructurings	13,348	26,128	34,971
Nonperforming loans / total loans	0.45%	0.75%	1.61%
Nonperforming assets / total loans plus OREO	0.55%	0.85%	1.62%
Allowance for credit losses / total portfolio loans	1.39%	1.43%	1.56%
Allowance for credit losses / total portfolio loans excluding PPP	1.40%	1.44%	1.64%
Allowance for credit losses / nonperforming loans	309%	190%	97%
Net loan charge-offs (recoveries)	$3,012	($2,037)	$7,473
Net loan charge-offs (recoveries) (annualized) / average loans	0.17%	(0.12%)	0.43%

	Six Months Ended June 30,
(dollars in thousands)	2022	2021
Asset Quality Data
Net loan charge-offs	$976	$13,285
Net loan charge-offs (annualized) / average loans	0.03%	0.37%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2022	2022	2021
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
		4Q21	1Q21
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,178,358	$1,184,950	$1,188,733
Less: goodwill and other intangible assets, net of deferred tax liability	(378,259)	(378,557)	(379,563)
Tangible common equity (non-GAAP)	$800,099	$806,393	$809,170
Common shares outstanding	39,149	39,352	39,346
Tangible book value (non-GAAP)	$20.44	$20.49	$20.57

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$115,750	$118,192	$113,778
Plus: amortization of intangibles (annualized), net of tax	1,197	1,276	1,395
Net income before amortization of intangibles (annualized)	$116,947	$119,468	$115,173

Average total shareholders' equity	$1,177,550	$1,196,694	$1,179,002
Less: average goodwill and other intangible assets, net of deferred tax liability	(378,453)	(378,761)	(379,784)
Average tangible equity (non-GAAP)	$799,097	$817,932	$799,218
Return on average tangible shareholders' equity (non-GAAP)	14.63%	14.61%	14.41%

(3) PPNR / Average Assets (non-GAAP)
Income before taxes	$36,196	$36,057	$35,338
Plus: Provision for credit losses	3,204	(512)	2,561
Total	$39,400	$35,545	$37,899
Total (annualized) (non-GAAP)	$158,034	$144,155	$152,012
Average assets	$9,225,591	$9,456,644	$9,433,911
PPNR / Average Assets (non-GAAP)	1.71%	1.52%	1.61%

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$48,424	$47,414	$45,829
Net interest income per consolidated statements of net income	75,194	67,733	68,304
Plus: taxable equivalent adjustment	506	493	585
Net interest income (FTE) (non-GAAP)	$75,700	$68,226	$68,889
Noninterest income	12,630	15,226	15,424
Less: net gains on sale of securities	—	—	(29)
Net interest income (FTE) (non-GAAP) plus noninterest income	$88,330	$83,452	$84,284
Efficiency ratio (non-GAAP)	54.82%	56.82%	54.37%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	13

	Six Months Ended June 30,
(dollars in thousands)	2022	2021

(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$116,964	$121,535
Plus: amortization of intangibles (annualized), net of tax	1,236	1,429
Net income before amortization of intangibles (annualized)	$118,200	$122,964

Average total shareholders' equity	$1,187,069	$1,169,620
Less: average goodwill and other intangible assets, net of deferred tax liability	(378,606)	(379,963)
Average tangible equity (non-GAAP)	$808,463	$789,657
Return on average tangible shareholders' equity (non-GAAP)	14.62%	15.57%

(6) PPNR / Average Assets (non-GAAP)
Income before taxes	$72,253	$74,515
Plus: Provision for credit losses	2,692	5,699
Total	$74,945	$80,214
Total (annualized) (non-GAAP)	$151,132	$161,758
Average assets	$9,339,901	$9,258,003
PPNR / Average Assets (non-GAAP)	1.62%	1.75%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$95,838	$91,495
Net interest income per consolidated statements of net income	142,927	138,962
Plus: taxable equivalent adjustment	999	1,249
Net interest income (FTE) (non-GAAP)	$143,926	$140,211
Noninterest income	27,856	32,747
Less: net gains on sale of securities	—	(29)
Net interest income (FTE) (non-GAAP) plus noninterest income	$171,782	$172,929
Efficiency ratio (non-GAAP)	55.79%	52.91%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$147,708	$146,358
Less: interest expense	(4,781)	(7,396)
Net interest income per consolidated statements of net income	$142,927	$138,962
Plus: taxable equivalent adjustment	999	1,249
Net interest income (FTE) (non-GAAP)	$143,926	$140,211
Net interest income (FTE) (annualized)	$290,236	$282,746
Average interest-earning assets	$8,640,804	$8,527,887
Net interest margin - (FTE) (non-GAAP)	3.35%	3.31%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2022	2022	2021
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter

(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,178,358	$1,184,950	$1,188,733
Less: goodwill and other intangible assets, net of deferred tax liability	(378,259)	(378,557)	(379,563)
Tangible common equity (non-GAAP)	$800,099	$806,393	$809,170

Total assets	$9,103,814	$9,432,281	$9,495,832
Less: goodwill and other intangible assets, net of deferred tax liability	(378,259)	(378,557)	(379,563)
Tangible assets (non-GAAP)	$8,725,556	$9,053,724	$9,116,268
Tangible common equity to tangible assets (non-GAAP)	9.17%	8.91%	8.88%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$77,599	$70,109	$71,577
Less: interest expense	(2,405)	(2,376)	(3,273)
Net interest income per consolidated statements of net income	$75,194	$67,733	$68,304
Plus: taxable equivalent adjustment	506	493	585
Net interest income (FTE) (non-GAAP)	$75,700	$68,226	$68,889
Net interest income (FTE) (annualized)	$303,633	$276,694	$276,313
Average interest- earning assets	$8,535,384	$8,747,398	$8,729,277
Net interest margin (FTE) (non-GAAP)	3.56%	3.16%	3.16%

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